Exhibit 10.3
This Discount Notes Selling Group Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Discount Notes Selling Group Agreement were made to, and solely for the benefit of, the other parties to this Discount Notes Selling Group Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

     This Form Discount Note Selling Group Agreement has been executed between TVA and each of the following parties on the dates noted:

Party	Date executed
Banc of America Securities LLC	May 28, 2003
Credit Suisse First Boston LLC	May 23, 2003
FTN Financial	May 22, 2003
Goldman, Sachs & Co.	July 2, 2003
J.P. Morgan Securities Inc.	August 5, 2004
Lehman Brothers Inc.	May 27, 2003
Merrill Lynch Government Securities Inc.	June 10, 2003
Morgan Stanley & Co., Incorporated	September 26, 2006
Myerberg & Company, LP	June 18, 2003
Suntrust Robinson Humphrey	May 14, 2003

TENNESSEE VALLEY AUTHORITY
DISCOUNT NOTES
SELLING GROUP AGREEMENT
The Tennessee Valley Authority (“TVA”) may offer Discount Notes (“Notes”), which Notes are described in TVA’s Discount Notes Offering Circular, for public distribution through a group of investment dealers and dealer banks (“Selling Group”). You are invited to become a member of the Selling Group (“Member”).
The signature of a person authorized to bind your organization at the conclusion of this Selling Group Agreement (“Agreement”) constitutes both your organization’s acceptance of this invitation and its consent to be bound by all the terms and conditions contained in this Agreement and by any instructions contemplated by this Agreement, written or otherwise transmitted, in connection with the distribution of the Notes which may be issued by TVA by its Treasurer or designees.
SECTION 1. AUTHORIZATION. The Notes will be issued pursuant to (1) authority vested in TVA by section 15d of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (2000), (2) section 2.5 of the Basic Tennessee Valley Authority Power Bond Resolution adopted by the Board of Directors of TVA (“Board”) on October 6, 1960, as amended, and (3) a Resolution adopted by the Board on January 23, 1991, as amended, authorizing the issuance of certain short-term debt through the use of the book-entry system of the Federal Reserve Banks. The Notes will not be obligations of, nor will they be guaranteed by, the United States of America.

SECTION 2. OFFERING. Each Member will offer Notes of original issue to investors, according to the rate schedule established by TVA. Unless otherwise instructed, Members must receive approval from TVA of all sales prior to confirmation with the customer pursuant to section 7 of this Agreement. TVA reserves the right, in its sole discretion, to reject any offer for the purchase of the Notes, allot less than the face amount of the Notes requested by a Member, change the rate schedule, or terminate the sale of the Notes. Members will be notified as promptly as practicable of any such action.
SECTION 3. POSITIONING AND RECORDS. Members are prohibited from purchasing original issue Notes acting as principal unless expressly authorized to do so by TVA. Any violation of this restriction regarding purchasing original issue Notes acting as principal may result in a Member’s immediate removal from the Selling Group at TVA’s sole discretion.
Reallowance of all or any part of the concession is allowed on all sales to dealers outside the Selling Group subject to prior approval by TVA. Such reallowance must be reported to TVA monthly in an electronic or written format. Any violation of the restriction regarding concession reallowance or the restriction regarding sales to dealers outside the Selling Group may result in a Member’s immediate removal from the Selling Group.

TVA will maintain records of sales and amounts of Notes maturing on each future maturity date and will, when requested by a Member, advise it of such dates and amounts.
SECTION 4. PRICING. Rate schedules for the Notes will usually be adjusted on a daily basis to reflect TVA’s cash needs, current market conditions, and TVA’s maturity strategy. TVA will make available to each Member of the Selling Group the appropriate rate schedule to be used in offering Notes to the public. Such information will be transmitted by telephone or other electronic means as soon as practicable. Rates may be changed at any time at the sole discretion of TVA. Members will be notified of a pending change as soon as practicable and instructed to cease offering Notes, except in the secondary market, until a new schedule is established.
The purchase price of each Note to the public shall be the difference between the face amount of the Note and the quotient arrived at by dividing by 360 the product of (1) the principal amount of the Note, (2) the percentage rate of discount applicable to the Note (said percentage rate of discount being hereinafter called the “Discount Rate”), and (3) the actual number of days the Note will be outstanding (excluding the date of issue but including the maturity date).
SECTION 5. SELLING CONCESSION. For all Notes confirmed by TVA to, and paid for by, a Member, that Member will be allowed a concession, the amount of which will be determined from time to time by TVA. Members will receive the concession by

TVA’s deducting the amount of the concession from the gross amount otherwise due from each Member in settlement of the Notes on the settlement date or through direct payment to a Member on a periodic basis as TVA and such Member may agree. The concession with respect to any sale of Notes may be withheld in whole or in part as to any Member at the discretion of TVA upon TVA’s determination that such sale of Notes by such Member is in violation of the terms of this Agreement or is otherwise improper. Except for concessions withheld as described above, no change in the concession amount will be effective until TVA informs Member of such change by telephone or other electronic means.
SECTION 6. SECONDARY MARKET. Each Member shall use its best efforts to maintain a viable secondary market for the Notes and shall submit an electronic or written report to TVA, no later than the fifth working day of each month, of such Member’s purchases and sales of the Notes in the secondary market during the previous month. Each Member shall be responsible for continually advising TVA of secondary Note inventories and market developments.
SECTION 7. TRANSMITTAL OF ORDERS AND CONFIRMATION OF SALES. Members shall confirm to TVA by telephone or other means acceptable to TVA offers to purchase as to par amount, Discount Rate, issue date, and maturity prior to the execution of the sale. It is hereby expressly agreed that TVA shall have no obligation to accept an offer to purchase any Note prior to TVA’s acceptance, by telephone or otherwise, of such offer to purchase. TVA’s acceptance of an offer to purchase shall bind the Member and

TVA to proceed with such sale, unless both parties agree otherwise.
SECTION 8. SETTLEMENT. Settlement for cash (same day), regular (next business day), skip (2 business days forward) or other settlement delivery options as deemed appropriate will normally be available. However, temporary restrictions on settlement type may be imposed by TVA at any time. If restrictions are imposed, Members will be notified as quickly as possible by telephone or other electronic means. Delivery of the Notes allotted to each Member shall be made on the settlement date against payment in federal funds through the Federal Reserve’s wire transfer system.
Failure of a Member to make payment for the Notes on the settlement date shall result in the Member being liable to TVA in an amount equal to the sum of (1) the product of (a) the annual Discount Rate of the Notes computed on a daily basis, (b) the principal amount of the Notes (with respect to which Member failed to make payment), and (c) the number of days payment is not made, (2) any Federal Reserve charges, and (3) other expenses or losses incurred by TVA as a result of a Member’s failure to make payment; provided that no Member shall be liable for failure to make such payment due to actions of TVA or its agents in violation of this Agreement or for any failure of the Federal Reserve Banks, except when Member fails to follow applicable operating procedures of the Federal Reserve Banks (including alternative procedures), or for any events beyond the reasonable control of Member; and provided further, however, that Member’s liability pursuant to this section 8 shall not exceed an amount equal to the principal amount of the Notes (with respect to which Member failed to make payment).

SECTION 9. AUTHORIZED PERSONNEL. Member must provide TVA with electronic or written notification of those persons within its organization authorized to act as liaisons to TVA in connection with the distribution of the Notes. TVA is not obligated to coordinate any aspect of the distribution of Notes with any person other than those authorized to act in Member’s behalf. TVA will notify the Member, which notification may be oral and confirmed later in writing, of those persons authorized to approve sales of Notes and otherwise act for TVA under this Agreement.
SECTION 10. WEB SITE. When a Member uses the web site provided by the Grant Street Group or any similar web site related to the Notes (“Web Site”), the following provisions shall apply:
(1) Member shall designate in writing one or more employees it will authorize to use the Web Site (each such individual being referred to herein as an “Authorized User”) by submitting the information set forth in Exhibit A. An Authorized User may have access (a) to view the Web Site and submit offers to buy Notes, (b) to view the Web Site and confirm offers to buy Notes, or (c) to view the Web Site, submit offers to buy the Notes, and confirm offers to buy the Notes.
(2) Member and its Authorized Users are responsible for controlling access to the Web Site and for securing their computer systems (or the computer systems under their custody and control) to prevent unauthorized use of the Web Site and purchase of Notes by means of the Web Site. Member bears the risk of loss in the event an unauthorized purchase of Notes is made through its computer systems (or the computer systems under its custody and control) or if an Authorized User makes an unauthorized purchase of Notes offered by sale by means of the Web Site.
(3) Member shall advise TVA in writing if there is a change in employment of any of its Authorized Users, if Member wants to terminate an employee’s status as an Authorized User, or if Member wants to designate additional employees as Authorized Users.
(4) Member shall not allow employees, Authorized Users, or others located outside of the United States to use the Web Site to participate in the purchase of Notes from TVA.
SECTION 11. FINANCIAL STATEMENTS. Members must provide for TVA’s review current audited financial statements or other written financial information in a form satisfactory to TVA on a regular basis but in no case less frequently than yearly.
SECTION 12. OTHER AGREEMENTS. TVA hereby reserves the right to select special Selling Groups of investment dealers and dealer banks for the issuance of Notes or other debt securities in circumstances that are deemed to be special situations. TVA has sole discretion and final decision in such matters.

SECTION 13. MEMBER LIABILITY. No Member has the authority to obligate TVA or any employee of TVA for any expenses incurred by the Member, and TVA and its employees assume no such liability under this Agreement. In connection with the distribution of the Notes, Member agrees to (1) provide no information or make no representation that is inconsistent with the Discount Notes Offering Circular, TVA’s current Information Statement, any supplement to any of the foregoing, and any brochures, memoranda, and other descriptive material relating to the Notes furnished to Member by TVA or approved by TVA in writing prior to their use; (2) comply with all applicable laws and regulations relating to the sale of the Notes in each jurisdiction in which a Member offers, sells, or otherwise distributes the Notes; and (3) permit TVA to inspect to the extent allowed by applicable law, during regular business hours and on reasonable notice, the Member’s books and records associated with its activities under this Agreement.
SECTION 14. CANCELLATION OF AGREEMENT. A Member may withdraw from membership in the Selling Group upon written notice to TVA. Similarly, TVA may terminate, at no cost to TVA, the membership of any Member at any time, but such termination shall not affect the obligation of the Member or TVA to complete its performance with respect to any outstanding sales commitments. Notice of such termination by TVA may be oral and confirmed later in writing.

SECTION 15. SEVERABILITY OF PROVISIONS. In the event that one or more provisions contained in this Agreement is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not be affected or impaired thereby, and this Agreement shall be interpreted as if such invalid, illegal, or unenforceable provision was not contained in this Agreement.
SECTION 16. OFFICIALS NOT TO BENEFIT. No member of or delegate to Congress or Resident Commissioner, or any officer, employee, special Government employee, or agent of TVA shall be admitted to any share or part of this Agreement or to any benefit that may arise therefrom, but this provision shall not be construed to extend to a corporation contracting for its general benefit; nor shall any Member offer or give, directly or indirectly, to any officer, employee, special Government employee, or agent of TVA, any gift, gratuity, favor, entertainment, loan, or any other thing of monetary value, except as provided in 5 C.F.R. part 2635.
SECTION 17. INDEMNIFICATION. Member agrees to indemnify and hold TVA harmless from and against any losses, liabilities, damages, or claims (or actions in respect thereof) to which TVA may become subject insofar as such losses, liabilities, damages, or claims (or actions in respect thereof) arise out of or relate to the making by Member of any representation or the giving by Member of any information in connection with the offering or sale of the Notes which is inconsistent with TVA’s Discount Notes Offering Circular, Information Statement, any supplement to the foregoing, or brochures, memoranda, or other descriptive material relating to the Notes furnished to Member by TVA or approved by TVA in writing prior to their use. Member further agrees to reimburse TVA for any legal or other expenses reasonably incurred by TVA in connection with investigating or defending any such losses, liabilities, damages, claims, or actions as such expenses are incurred. TVA agrees to give prompt written notice to Member of any claim or the commencement of any action as to which indemnification will be requested. Member’s obligation under this section shall be in addition to any liability that it may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, and employee of TVA. Further, Member shall indemnify, protect, and hold TVA harmless from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, damages, and costs (including attorney’s fees) resulting from the breach of section 10 of this Agreement.
TVA agrees to indemnify and hold each Member harmless from and against any losses, claims, damages, or liabilities, joint or several, to which such Member may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in TVA’s Discount Notes Offering Circular, Information Statement, any supplements to the foregoing, or any brochures, memoranda, or other descriptive material relating to the Notes furnished to Members by TVA or approved by TVA in writing prior to their use with respect to the Notes (collectively, “Information”) or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Member for any legal or other expenses reasonably incurred by such Member in connection with the investigation or defense of any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the foregoing indemnity agreement with respect to the Information shall not inure to the benefit of Member from whom the person asserting any such losses, claims, damages, liabilities, or actions purchased Notes, or any person controlling Member, if a copy of the Information (as then amended and supplemented if TVA shall have furnished any amendments or supplements thereto) was furnished by TVA to Member in reasonably sufficient quantities prior to mailing by Member of confirmation of the sale of the Notes and was not sent or given by or on behalf of Member to such person, at or prior to the confirmation of the sale of the Notes to such person, and if the Information (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities, or actions; and provided, further, that TVA will not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Information made in reliance upon and in conformity with written information furnished to TVA by Member specifically for use therein. Member agrees to give prompt notice to TVA of any claim or the commencement of any action as to which indemnification will be requested. The obligations of TVA under this section shall be in addition to any liability which TVA may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Member within the meaning of the Securities Act of 1933.

SECTION 18. SEVERAL LIABILITLY. The obligations of each Member of the Selling Group will be several and no Member of the Selling Group will incur any liability as a result of the performance or failure to perform by any other Member.
SECTION 19. COMPLIANCE WITH INTERNAL REVENUE CODE. Income on Notes and other evidences of indebtedness issued by TVA is subject to federal tax consequences. Accordingly, Member agrees to comply with all applicable provisions of the Internal Revenue Code, as amended from time to time, with respect to taxation of, information reporting about, and backup withholding on, the Notes.

SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.
If the foregoing terms and conditions are acceptable, please have an authorized person sign and return one copy of this Agreement to the Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee, 37902, Attention: John M. Hoskins, Senior Vice President and Treasurer. A second copy has been included for your files.

Very truly yours,
TENNESSEE VALLEY AUTHORITY

By:

John M. Hoskins
Senior Vice President and Treasurer

Date:

Accepted:

Selling Group Member

Signature of Authorized Partner or Officer

Name and Title of Partner or Officer

Date:

EXHIBIT A

Authorized User Authorized User

Name	Name

Title	Title

Mailing Address	Mailing Address

City State Zip Code	City State Zip Code

Phone Number	Phone Number

Fax Number	Fax Number

E-mail Address	E-mail Address

Check as appropriate:	Check as appropriate:

___ Viewing & Offering Authority	___ Viewing & Offering Authority

___ Viewing & Confirming Authority	___ Viewing & Confirming Authority

___ Viewing, Offering, & Confirming Authority	___ Viewing, Offering, & Confirming Authority

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